As filed with the Securities and Exchange Commission on March 4, 2022

Registration No. 333-255699

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

IMMUNITYBIO, INC.

(Exact name of Registrant as specified in its charter)

Delaware	43-1979754
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3530 John Hopkins Court

San Diego, California 92121

(858) 633-0300

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Richard Adcock

Chief Executive Officer and President

ImmunityBio, Inc.

3530 John Hopkins Court

San Diego, California 92121

(858) 633-0300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jason Liljestrom General Counsel ImmunityBio, Inc. 3530 John Hopkins Court San Diego, California 92121 (858) 633-0300	Martin J. Waters Wilson Sonsini Goodrich & Rosati, Professional Corporation 12235 El Camino Real San Diego, California 92130 (858) 350-2300

Approximate date of commencement of proposed sale to the public: From time to time, after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-255699) (“Post-Effective Amendment No. 1”) of ImmunityBio, Inc. (the “Company”) was filed because the Company expected that it would no longer be a “well-known seasoned issuer” (as such term is defined in Rule 405 of the Securities Act of 1933, as amended) when it filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2021. Accordingly, the Company filed Post-Effective Amendment No. 1 for the purpose of including disclosure required for a registrant other than a well-known seasoned issuer, identifying the securities being registered, registering a specific amount of securities and paying any associated filing fee, if necessary. This Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 (“Post-Effective Amendment No. 2”) is being filed using EDGAR submission type POS AM in order to convert the Registration Statement to the proper EDGAR submission type for a non-automatic shelf registration statement.

This Post-Effective Amendment No. 2 contains:

•	a base prospectus which covers the offering, issuance and sale by us of up to $330,795,982 in the aggregate of the securities identified above from time to time in one or more offerings; and

•

a sale agreement prospectus supplement covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $330,795,982 of our common stock that may be issued and sold under a sale agreement with Jefferies LLC, or Jefferies.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The prospectus supplement immediately follows the base prospectus. The $330,795,982 of common stock that may be offered, issued and sold under the base prospectus is included in the $330,795,982 of securities that may be offered, issued and sold by us under the prospectus supplement. Upon termination of the sale agreement with Jefferies, any portion of the $330,795,982 included in the sale agreement prospectus supplement that is not sold pursuant to the sale agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the sale agreement, the full $330,795,982 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

PROSPECTUS (Subject to Completion) Dated March 4, 2022

ImmunityBio, Inc.

ImmunityBio, Inc. may offer, from time to time,

•	Common stock

•	Preferred stock

•	Debt securities

•	Warrants

•	Units

We may from time to time, in one or more offerings, offer and sell common stock, preferred stock, debt securities, warrants to purchase common stock, preferred stock or debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities.

This prospectus provides a general description of the securities we may offer. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement, which will describe the method and the terms of the offering. We will provide you with the specific amount, price and terms of the applicable offered securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. A prospectus supplement and any free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. You should read this prospectus, the information and documents incorporated, or deemed to be incorporated, by reference in this prospectus, and any applicable prospectus supplement and any related free writing prospectus carefully before you purchase any of our securities offered hereby.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “IBRX.” On February 24, 2022, the last reported sale price on the Nasdaq Global Select Market was $7.04 per share. There is currently no market for the other securities we may offer.

Investing in our securities involves risks. Please carefully read the information under the headings “Risk Factors ” beginning on page 5 of this prospectus and in any similar section contained in or incorporated by reference herein, including, without limitation, our Annual Report on Form 10-K, filed with the SEC on March 1, 2022, or in the applicable prospectus supplement before you invest in our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

These securities may be offered and sold to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If underwriters, dealers, or agents are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

The date of this prospectus is                 , 2022.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer or sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or any related free writing prospectus may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. Each prospectus supplement will provide the amount, price, terms and plan of distribution relating to the securities to be sold pursuant to such prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.

No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein. We and any agent, underwriter or dealer take no responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated herein by reference. This summary is not complete and does not contain all of the information that you should consider before deciding to invest in our securities. We urge you to read this entire prospectus and the information incorporated by reference in this prospectus carefully, including the “Risk Factors” incorporated by reference. In this prospectus, unless the context indicates otherwise, the terms “ImmunityBio,” “the company,” “we,” “us,” and “our” refer to ImmunityBio, Inc. and its subsidiaries.

ImmunityBio, Inc.

Our Business

ImmunityBio, Inc. is a clinical-stage biotechnology company developing next-generation therapies and vaccines that complement, harness, and amplify the immune system to defeat cancers and infectious diseases. We strive to be a vertically-integrated immunotherapy company designing and manufacturing our products so they are more effective, accessible, more conveniently stored, and more easily administered to patients.

Our broad immunotherapy and cell therapy platforms are designed to attack cancer and infectious pathogens by activating both the innate immune system—natural killer (NK) cells, dendritic cells, and macrophages—and the adaptive immune system—B cells and T cells—in an orchestrated manner. The goal of this potentially best-in-class approach is to generate immunogenic cell death thereby eliminating rogue cells from the body whether they are cancerous or virally infected and to ultimately establish an “immunological memory” that confers long-term benefit for the patient.

Our business is based on the foundation of multiple platforms that collectively act on the entire immune response with the goal of targeted, durable, coordinated, and safe immunity against disease. These platforms and their associated product candidates are designed to overcome the limitations of the current standards of care in oncology and infectious disease, such as checkpoint inhibitors and antiretroviral therapies. We have established one of the most comprehensive portfolios of immunotherapy and vaccine platforms, which include:

We believe that our innovative approach to orchestrate and combine therapies for optimal immune system response will become a therapeutic foundation across multiple clinical indications. Although such designations may not lead to a faster development process or regulatory review and may not increase the likelihood that a product candidate will receive approval, Anktiva, our novel antibody cytokine fusion protein, has received Breakthrough Therapy and Fast Track designations in combination with BCG from the U.S. Food and Drug Administration (FDA) for bacillus Calmette-Guérin (BCG)-unresponsive non-muscle invasive bladder cancer (NMIBC) CIS. Based on the reported results of the trial, we have initiated discussions with the FDA to file a BLA for Anktiva (to be branded VesAnktiva for intravesical administration) plus BCG for BCG-unresponsive NMIBC CIS. Additionally, we believe that data from multiple clinical trials indicates Anktiva has broad potential to enhance the activity of therapeutic mAbs, including checkpoint inhibitors (e.g., Keytruda®), across a wide range of tumor types.

Our platforms, which include 17 first-in-human therapeutic agents, are being studied in 26 actively recruiting clinical trials—17 of which are in Phase 2 or 3 development—across 13 indications in liquid and solid tumors, including bladder, pancreatic and lung cancers. These are among the most frequent and lethal cancer types for which there are high failure rates for existing standards of care or, in some cases, no available effective treatment. In infectious disease, our pipeline currently targets such pathogens as SARS-CoV-2 and HIV. We believe SARS-CoV-2 currently lacks a vaccine that provides long-term protection against the virus, particularly its variants, while HIV affects tens of millions of people globally and currently has no known cure.

We have established GMP manufacturing capacity at scale with cutting-edge cell manufacturing expertise and ready-to-scale facilities, as well as extensive and seasoned R&D, clinical trial, and regulatory operations and development teams.

Our Strategy

We seek to become the leading global immunological therapeutics company by creating the next generation of immunotherapies to address serious unmet needs within oncology and infectious diseases. To achieve this goal, the key elements of our strategy include:

•	advancing the approval and commercialization of our lead antibody cytokine fusion protein, Anktiva, as an integral component of immunotherapy combinations, including those with checkpoint inhibitors;

•	continuously scrutinizing our clinical pipeline and assessing our strategic priorities to maximize opportunities for regulatory approval and to meet unmet medical needs;

•	accelerating our immunotherapy platform and product candidates with registrational intent to address difficult-to-treat oncological and infectious disease indications;

•

continuing to prospect, license, and acquire technologies to complement and strengthen our platforms and product candidates, both as single agent and combination therapies, in order to activate and coordinate the innate and adaptive immune system to generate cellular memory against multiple tumor types and infectious diseases;

•

optimizing investment in our discovery, development, and manufacturing capabilities for our next-generation targeted antibody cytokine fusion proteins and vaccine candidates, as well as for cell therapies;

•	advancing our formulations and delivery mechanisms to make our promising biotechnology product candidates available to the broadest population possible; and

•	cultivating new and expanding existing collaborations for our multi-stage pipeline to efficiently scale globally.

Corporate Information

ImmunityBio, Inc. was established following a series of mergers and name changes. We were incorporated in Illinois on October 7, 2002 under the name ZelleRx Corporation. Our name was later changed to Conkwest, Inc., and we were reincorporated in the state of Delaware in March 2014. On July 10, 2015, we changed our name to NantKwest, Inc.

NantCell, LLC was originally organized as a Delaware limited liability company in November 2014. In April 2015, it was converted to a Delaware corporation, NantCell, Inc., and in May 2019 changed its name to ImmunityBio, Inc. (a private company).

On December 21, 2020, NantKwest, Inc. and ImmunityBio, Inc. entered into a merger agreement providing for the combination of the two companies, with NantKwest, Inc. being the surviving company which then changed its name to ImmunityBio, Inc. (and ImmunityBio, Inc., a private company, changed its name back to NantCell, Inc. and is now our wholly owned subsidiary). At the time, NantKwest, Inc. was an innovative, clinical-stage immunotherapy company focused on harnessing the power of the innate immune system to treat cancer and infectious diseases, and ImmunityBio, Inc. was a clinical-stage immunotherapy company developing next-generation therapies that drive immunogenic mechanisms for defeating cancer and infectious diseases, with an immunotherapy platform designed to activate both the innate and adaptive immune systems to create long-term “immunological memory.” We believe that the merger, which closed on March 9, 2021, combined two companies to create a clinical-stage biotechnology company developing next-generation therapies and vaccines that complement, harness, and amplify the immune system to defeat cancers and infectious diseases.

ImmunityBio is incorporated in Delaware and its principal executive offices are located in San Diego, California.

Available Information

Financial and other information about our company is available on our website at https://www.immunitybio.com. We make available on our website, free of charge, copies of our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act), as soon as reasonably practicable after we electronically file such material with, or furnish it, to the U.S. Securities and Exchange Commission (the SEC). All reports we file with the SEC are available free of charge via EDGAR through the SEC website at https://www.sec.gov. We have included the web addresses of ImmunityBio and the SEC as inactive textual references only.

The Securities We May Offer

We may offer or sell common stock, preferred stock, debt securities and warrants in one or more offerings and in any combination either individually or as units comprised of one or more of the other securities. Each time we offer securities with this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth below under “Plan of Distribution.” We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Common Stock

We may offer shares of our common stock, par value $0.0001 per share, either alone or underlying other registered securities convertible into our common stock. Holders of our common stock are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends, subject to rights, if any, of preferred stockholders. Currently, we do not pay a cash dividend. Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights.

Preferred Stock

We may issue preferred stock, par value $0.0001 per share, in one or more series. Our board of directors or a committee designated by the board will determine the dividend, voting and conversion rights and other provisions of the series of shares of preferred stock at the time of sale. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of liquidation, dissolution or the winding up of our company, voting rights and rights to convert into common stock.

Warrants

We may issue warrants for the purchase of common stock, preferred stock or debt securities. We may issue warrants independently or together with other securities. Our board of directors will determine the terms of the warrants.

Debt Securities

We may offer secured or unsecured obligations in the form of one or more series of debt securities, which may be senior, senior subordinated or subordinated obligations. Any subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We may issue debt securities that are convertible into shares of our common stock. Our board of directors will determine the terms of each series of debt securities being offered.

The debt securities we may issue will be issued under an indenture, as supplemented by a resolution of our board of directors, an officer’s certificate or a supplemental indenture, between us and a trustee. We have summarized the general features of the debt securities to be governed by the indenture. The indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read the indenture. Instructions on how you can get copies of this document are provided under the heading “Where You Can Find More Information.”

Units

We may issue units comprised of one or more of the other classes of securities issued by us as described in this prospectus in any combination. Each unit we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, in addition to carefully considering the other information contained in this prospectus, in any accompanying prospectus supplement and incorporated by reference herein or therein, you should carefully consider the risks described under the heading “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus, the risks discussed under the heading “Risk Factors” in our Annual Report on Form 10-K, filed on March 1, 2022 which is incorporated herein by reference, and may be amended, updated, supplemented or superseded from time to time by annual, quarterly and other reports and documents we file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. See “Where You Can Find More Information” and “Incorporation by Reference.”

FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information and documents we incorporate herein and therein by reference, contain, and we may from time to time make, written or oral “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained and incorporated by reference in this prospectus and any prospectus supplement, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks, including business, regulatory, economic and competitive risks, uncertainties, contingencies, assumptions and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include, but are not limited to, those discussed elsewhere in this prospectus and the risks discussed in our other filings with the SEC.

In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “might,” “seek,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. Statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. We intend that such forward-looking statements be subject to the safe harbors created thereby. The sections in this prospectus entitled “Risk Factors,” the risks discussed under the heading “Risk Factors” in “Part I—Item 1A—Risk Factors” of our most recent report on Form 10-K or “Part II—Item 1A—Risk Factors” in our Quarterly Reports on Form 10-Q which are incorporated by reference in this prospectus as well as other disclosures included in this prospectus or the supplement hereto, discuss some of the factors that could contribute to these differences.

Other unknown or unpredictable factors also could harm our results. Consequently, actual results or developments anticipated by us may not be realized or, even if substantially realized, may not have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

This prospectus and the documents incorporated by reference in this prospectus contain market data that we obtained from industry sources, including independent industry publications. In presenting this information, we have also made assumptions based on such data and other similar sources and on our knowledge of, and our experience to date in, the markets for our products. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we believe the market data included in this prospectus is generally reliable, such information is inherently imprecise. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described under the heading “Risk Factors” in this prospectus and in “Part I—Item 1A—Risk Factors” of our most recent report on Form 10-K filed with the SEC on March 1, 2022, which is incorporated by reference into this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless we state otherwise in the applicable prospectus supplement, we expect to use the net proceeds that we will receive from the sale of the securities under this prospectus for general corporate purposes, including working capital, capital expenditures, funding continued research and development with respect to products and technologies, and clinical and process development and manufacturing of our product candidates. We may also use a portion of the net proceeds to license intellectual property or to make acquisitions or investments.

Pending these uses, we may invest our net proceeds from this offering primarily in investment grade short- to intermediate-term corporate debt securities, government-sponsored securities, and foreign government bonds.

The specific allocations of the proceeds we receive from the sale of our securities will be described in the applicable prospectus supplement.

DIVIDEND POLICY

To date, we have not declared or paid any cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any dividends on our common stock in the foreseeable future. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on, among other factors, our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

DESCRIPTION OF OUR CAPITAL STOCK

The following is a summary of the material provisions of the common stock and the preferred stock contained in our amended and restated certificate of incorporation and bylaws. For more detailed information, please refer to our amended and restated certificate of incorporation and bylaws, each as amended, which are included as exhibits to the registration statement of which this prospectus is part.

General

Our authorized capital stock consists of 920,000,000 shares, all with a par value of $0.0001 per share, of which:

•	900,000,000 shares are designated as common stock; and

•	20,000,000 shares are designated as preferred stock.

As of February 24, 2022, we had outstanding 397,911,136 shares of common stock (excluding 163,800 shares held by a majority owned subsidiary of ours which are treated as treasury shares for accounting purposes) held of record by approximately 88 stockholders.

In addition, as of December 31, 2021 (i) 10,640,819 shares of our common stock were subject to outstanding awards under our equity incentive plans, of which 4,124,930 shares of common stock were issuable upon exercise of options outstanding as of December 31, 2021, at a weighted average exercise price of $15.62 per share, and 6,515,889 shares of common stock were issuable upon the vesting of restricted stock units outstanding as of December 31, 2021 and (ii) 1,638,000 shares of our common stock were subject to an outstanding warrant that will become exercisable, at an exercise price of $3.24 per share, if certain performance conditions are satisfied.

Additionally, as of December 31, 2021, in connection with the acquisition of Altor, we issued CVRs under which we have agreed to pay the prior stockholders of Altor approximately $304.0 million upon successful approval of the BLA or foreign equivalent for Anktiva by December 31, 2022 and approximately $304.0 million upon the first calendar year prior to December 31, 2026 in which worldwide net sales of Anktiva exceed $1.0 billion (with the payments payable in cash or shares of our common stock or a combination of both). Dr. Patrick Soon-Shiong, our Executive Chairman and Global Chief Scientific and Medical Officer, and his affiliates hold approximately $279.5 million in the aggregate of CVRs and they have both irrevocably agreed to receive shares of common stock in satisfaction of their CVRs. Of the remaining CVRs, $6.8 million will be paid in cash, and the holders of the balance of the CVRs can elect to receive either cash or our common stock for the CVRs.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters to be voted on by our stockholders. Holders of our common stock have no cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of our assets which are legally available. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of all liabilities and the liquidation preferences of any of our outstanding shares of preferred stock. Holders of our common stock have no preemptive, conversion, redemption or subscription rights and there are no sinking fund provisions applicable to our common stock.

Preferred Stock

No shares of preferred stock are outstanding. Our board of directors is authorized, subject to certain limitations prescribed by law, to designate and issue up to a total of 20,000,000 shares of preferred stock, par value $0.0001 per share, without stockholder approval. Our board of directors may issue preferred stock from time to time in one or more series and fix the designations, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions on the shares of each such series, including dividend rights and rates, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any such series, any or all of which may be greater than or senior to those of the common stock.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could harm the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and might harm the market price of our common stock and the voting and other rights of the holders of common stock. We have no current plans to issue any shares of preferred stock.

The actual effect of any such issuance on the rights of the holders of common stock will not be known until our board of directors determines the specific rights of the holders of preferred stock; however, the potential effects of such an issuance include:

•	diluting the voting power of the holders of common stock;

•	reducing the likelihood that holders of common stock will receive dividend payments;

•	reducing the likelihood that holders of common stock will receive payments in the event of our liquidation, dissolution, or winding up; and

•	delaying, deterring or preventing a change-in-control or other corporate takeover.

Registration Rights

Under the terms of the Registration Rights Agreement dated December 23, 2014, or the registration rights agreement, we have provided Cambridge Equities, L.P., or Cambridge, with a right to demand registration of the shares of common stock issued to Cambridge, which was amended as further described below. Dr. Soon-Shiong, our Executive Chairman and Global Chief Scientific and Medical Officer, is the sole member of the general partner of Cambridge. We have also granted to Cambridge “piggyback” registration rights exercisable at any time that allows Cambridge to include the shares of our common stock that they own in any public offering of equity securities initiated by us for our own account or the account of others (other than those public offerings pursuant to registration statements on forms that do not permit registration for resale by them). These “piggyback” registration rights are not available with respect to any shares of our common stock held by Cambridge which are eligible for resale pursuant to certain exemptions from registration under the Securities Act or that are the subject of a then-effective registration statement.

Additionally, pursuant to a voting agreement, we agreed and acknowledged that all shares of our common stock issued to certain significant stockholders in connection with our merger with NantCell, Inc. (formerly known as ImmunityBio, Inc., a private company) (and any common stock issued or issuable with respect to such shares of our common stock) shall constitute “Registrable Securities” and “Piggyback Registrable Securities” for purposes of, and be subject to the registration rights under, the registration rights agreement described above. Moreover, we agreed to increase the number of demand registration rights to which Cambridge is entitled to under the registration rights agreement from one to seven.

We have obtained a waiver of these registration rights from Cambridge in connection with the filing of this prospectus.

Nominating Agreement

Under the terms of the Nominating Agreement, dated June 18, 2015, between us and Cambridge, Cambridge has the right to designate one director to be nominated for election to our board of directors for as long as

Cambridge and/or its affiliates directly own more than 20% of the issued and outstanding shares of our common stock, subject to adjustment for stock splits, stock dividends, recapitalizations and similar transactions. Dr. Soon-Shiong, who controls the entity that is the general partner of Cambridge and has the sole power to vote or direct to vote and the sole power to dispose or direct the disposition, was selected by Cambridge to hold this board seat. The Cambridge director nominee shall be nominated and recommended for election by our board of directors or other duly authorized committee, subject to any applicable limitations imposed by the Delaware General Corporation Law, or the DGCL, the board of directors’ fiduciary duties to our stockholders and any other applicable law. Cambridge’s right to have a designee nominated or appointed to serve on our board of directors shall automatically terminate wherever Cambridge owns less than 20% of our issued and outstanding shares of common stock.

Anti-Takeover Effects of Delaware Law and Our Amended and Restated Certificate of Incorporation and Bylaws

Provisions of the DGCL, our amended and restated certificate of incorporation and our bylaws may have the effect of delaying, deferring or discouraging another party from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. These provisions are also designed, in part, to encourage anyone seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us, because negotiation of these proposals could result in an improvement of their terms.

Amended and Restated Certificate of Incorporation and Bylaws

Our amended and restated certificate of incorporation and our amended and restated bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our management team, including the following:

•

Board of directors vacancies. Our amended and restated certificate of incorporation and amended and restated bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors is permitted to be set only by a resolution adopted by our board of directors. These provisions would prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.

•

Special meetings of stockholders. Our amended and restated certificate of incorporation and our amended and restated bylaws provide that special meetings of our stockholders may be called only by a majority of our board of directors, the chairperson of our board of directors, our chief executive officer or our president, thus prohibiting a stockholder from calling a special meeting.

•

Advance notice requirements for stockholder proposals and director nominations. Our amended and restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our amended and restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

•

No cumulative voting. The Delaware General Corporation Law provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not provide for cumulative voting.

•

Amendment of charter and bylaw provisions. Any amendment of certain of the provisions described herein in our amended and restated certificate of incorporation or amended and restated bylaws, as applicable, requires approval by holders of at least sixty-six and two-thirds percent (66 2/3%) of our then outstanding voting securities.

•

Issuance of undesignated preferred stock. Our board of directors has the authority, without further action by the stockholders, to issue up to 20,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock would enable our board of directors to render more difficult, or to discourage an attempt to obtain control of us by means of, a merger, tender offer, proxy contest or other means.

•

Limitation of Liability and Indemnification of Officers and Directors. The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our amended and restated certificate of incorporation, and our amended and restated bylaws include provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director or officer of our company, or for serving at our request as a director or officer or in another position at another corporation or enterprise, as the case may be. Our amended and restated certificate of incorporation, and our amended and restated bylaws also provide that we must indemnify and advance expenses to our directors and officers, subject to our receipt of an undertaking from the indemnitee as may be required under the DGCL.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation, and our amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. We may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Except as set forth in our periodic reports as incorporated herein by reference, there is currently no pending material litigation or proceeding involving any of our directors, officers, employees or agents for which indemnification is sought.

•

Exclusive forum. Unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action or proceeding asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, our amended and restated certificate of incorporation or our amended and restated bylaws, or (iv) any action or proceeding asserting a claim against us governed by the internal affairs doctrine. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent’s address is 6201 15th Avenue, Brooklyn, New York 11219, and its telephone number is (800) 937-5449.

Nasdaq Global Select Market Listing

Our common stock is listed on the Nasdaq Global Select Market under the symbol “IBRX.”

DESCRIPTION OF THE DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee to be named in the applicable prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement, and you should read the indenture for provisions that may be important to you. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title, series designation and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	the aggregate principal amount of the debt securities and any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the debt securities of the series is payable;

•

the rate or rates, which may be fixed or variable, per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•

the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•

any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•

the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, or premium and interest on, the debt securities will be made;

•

if payments of principal of, or premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•

any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•

the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•

any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of a clearing agency registered under the Exchange Act (the “Depositary”) or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

•

we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

•

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of us; and

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an Event of Default under certain indebtedness of ours or our subsidiaries that could be outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall send to each holder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets;”

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities;

•	such deposit will not result in a breach or violation of, or constitute a default under the indenture or any other agreement to which we are a party;

•	no default or event of default with respect to the applicable series of debt securities shall have occurred or is continuing on the date of such deposit; and

•

delivering to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

DESCRIPTION OF THE WARRANTS

We may issue warrants for the purchase of our common stock, preferred stock or debt securities or any combination thereof. Warrants may be issued independently or together with our common stock, preferred stock or debt securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. This summary of some provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•	the title and aggregate number of such warrants;

•

the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•

the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	United States Federal income tax consequences applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders.

Debt warrant certificates may be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

DESCRIPTION OF UNITS

We may issue units consisting of one or more of our common stock, preferred stock, debt securities or warrants.

The prospectus supplement relating to a particular issue of units will describe the terms of such units, including the following:

•

the terms of the units and of any of our common stock, preferred stock, debt securities or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	if applicable, a discussion of any material U.S. federal income tax considerations.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, “at the market” offerings, negotiated transactions, block trades or a combination of these methods. We may sell the offered securities from time to time:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

We may distribute the securities covered by this prospectus from time to time in one or more transactions: (i) at a fixed price or prices, which may be changed from time to time; (ii) at market prices prevailing at the time of sale; (iii) at prices related to the prevailing market prices; or (iv) at negotiated prices.

Each time we offer and securities covered by this prospectus, we will make available a prospectus supplement or supplements that will describe the specific plan of distribution and set forth the terms of the offering, including: (i) the name or names of any underwriters, dealers, agents or other purchasers, the amounts of securities underwritten or purchased by each of them and their compensation, (ii) if a fixed price offering, the public offering price of the securities and the proceeds to us; (iii) any options under which underwriters, dealers, agents or other purchasers may purchase additional securities from us; (iv) any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation; (v) terms and conditions of the offering; (vi) any discounts, commissions or concessions allowed or reallowed or paid to dealers; and (vii) any securities exchange or market on which the securities may be listed. Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any option to purchase additional shares or other option. If a dealer is used in the sale of securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.

We may provide agents, dealers and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or dealers or underwriters may make with respect to these liabilities. Agents, dealers and underwriters or their affiliates may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may be granted an option to purchase additional shares, and engage in stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. An underwriter’s option to purchase additional shares involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the option to purchase additional shares or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters or dealers or agents that are qualified market makers on the Nasdaq Global Select Market may engage in passive market making transactions in the common stock on the Nasdaq Global Select Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, San Diego, California. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of ImmunityBio, Inc. appearing in ImmunityBio, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2021, and the effectiveness of ImmunityBio, Inc.’s internal control over financial reporting as of December 31, 2021 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at https://www.sec.gov. In addition, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through our website located at https://www.immunitybio.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address and the SEC website address in this prospectus are inactive textual references only. Information contained on our website is not part of this prospectus.

This prospectus and any accompanying prospectus supplement are part of a registration statement on Form S-3 that we have filed with the SEC and do not contain all the information we have included in the registration statement and the accompanying exhibits and schedules we have filed with the SEC. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the registration statement, exhibits and schedules for a more complete description about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s Internet site.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. You should read the information incorporated by reference because it is an important part of this prospectus. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference the following information or documents that we have filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 1, 2022; and

•	our Current Reports on Form 8-K filed with the SEC on January 12, 2022 (excluding information furnished thereunder), and February 15, 2022 (excluding information furnished thereunder).

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of our securities to which this prospectus relates will automatically be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date of the filing of such reports and documents. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K (and any related exhibits furnished with such furnished information). Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct written requests to: ImmunityBio, Inc., 3530 John Hopkins Court, San Diego, California 92121, Attention: Investor Relations, or you may call us at (858) 633-0300.

The information in this preliminary prospectus supplement is not complete and may be changed. We may not sell these securities until the U.S. Securities and Exchange Commission declares our registration statement effective. This preliminary prospectus supplement is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

PROSPECTUS SUPPLEMENT (Subject to Completion) Dated March 4, 2022

(To Prospectus dated                 , 2022)

Up to $330,795,982

IMMUNITYBIO, INC.

Common Stock

We have entered into an open market sale agreement, or the sale agreement, with Jefferies LLC, or Jefferies, relating to shares of our common stock, $0.0001 par value per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sale agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $500,000,000 from time to time through Jefferies, acting as our sales agent, of which $169,204,018 have been previously sold, leaving $330,795,982 of shares in this offering.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “IBRX”. The last reported sale price of our common stock on The Nasdaq Global Select Market on February 24, 2022 was $7.04 per share.

Sales, if any, of shares of our common stock under the sale agreement may be made by any method permitted by law. Jefferies is not required to sell any specific amount of securities, but will act as our sales agent using commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, applicable state and federal laws, rules and regulations and the rules of The Nasdaq Global Select Market, on mutually agreed terms between Jefferies and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Jefferies will be entitled to compensation at a commission rate of up to 3.0% of the gross proceeds of any shares of common stock sold under the sale agreement. In connection with the sale of the common stock on our behalf, Jefferies may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, or the Securities Act and the compensation of Jefferies may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Jefferies with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act. See the section titled “Plan of Distribution” beginning on page S-18 of this prospectus supplement.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement, page 5 of the accompanying prospectus and in the reports we file with the Securities and Exchange Commission, or the SEC, pursuant to the Exchange Act, incorporated by reference into this prospectus supplement, to read about factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Jefferies

Prospectus Supplement dated             , 2022

For investors outside the United States: we have not, and the sales agent has not, done anything that would permit this offering or possession or distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement, the accompanying prospectus or any free writing prospectus that we have authorized for use in connection with this offering must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering outside the United States.

-S-i-

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we have filed with the SEC utilizing a “shelf” registration process. Under the shelf registration process, we may, from time to time, offer and sell any combination of our securities described in the accompanying prospectus in one or more offerings. We are providing information to you about this offering of our common stock in two parts. The first part is this prospectus supplement, which provides you with specific information regarding the terms of this offering and our common stock, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which includes the documents incorporated by reference therein and provides more general information, some of which does not apply to this offering of our common stock. Generally, when we refer to the prospectus, we are referring to this prospectus supplement and the accompanying prospectus combined. In this prospectus supplement, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus and should be read with the same care.

We provide information to you about this offering of shares of our common stock in this prospectus supplement, which describes the specific details regarding this offering. This prospectus supplement adds to, updates, and changes information contained in the accompanying prospectus and the information incorporated by reference therein with respect to this offering of our common stock. To the extent there is a conflict between the information contained in this prospectus supplement and accompanying prospectus and the information contained in any document incorporated by reference into this prospectus supplement and accompanying prospectus that was filed with the SEC before the date of this prospectus supplement or accompanying prospectus, you should rely on the information in this prospectus supplement or accompanying prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement. You should assume that the information contained in this prospectus supplement is accurate as of the date on the front cover of this prospectus supplement only and that any information we have incorporated by reference or included in the accompanying prospectus or any free writing prospectus is accurate only as of the date given in the document incorporated by reference or as of the date of the prospectus or free writing prospectus, as applicable, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or free writing prospectus or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that earlier date. We have not, and the sales agent has not authorized anyone to provide you with any information that is different from that contained in this prospectus supplement and in the accompanying prospectus or in any free writing prospectus prepared by us or on our behalf. We and Jefferies take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you.

We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. We are not, and Jefferies is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement or the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Before buying any of the common stock that we are offering, we urge you to carefully read both this prospectus supplement and the accompanying prospectus and all of the information incorporated by reference

-S-ii-

herein and therein, together with the additional information described in the sections titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” These documents contain important information that you should consider when making your investment decision.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of the common stock offered by this prospectus supplement. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

-S-iii-

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus, and in the documents we incorporated by reference. This summary is not complete and does not contain all the information that you should consider before investing in our common stock pursuant to this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement and the accompanying prospectus, including the section titled “Risk Factors” and the financial statements and related notes and the other information that we incorporate by reference herein, as well as the information included in any free writing prospectus that we have authorized for use in connection with this offering. Unless the context indicates otherwise, as used in this prospectus supplement, the terms “ImmunityBio,” “the company,” “we,” “us” and “our” refer to ImmunityBio, Inc. and its subsidiaries.

ImmunityBio, Inc.

Our Business

ImmunityBio, Inc. is a clinical-stage biotechnology company developing next-generation therapies and vaccines that complement, harness, and amplify the immune system to defeat cancers and infectious diseases. We strive to be a vertically-integrated immunotherapy company designing and manufacturing our products so they are more effective, accessible, more conveniently stored, and more easily administered to patients.

Our broad immunotherapy and cell therapy platforms are designed to attack cancer and infectious pathogens by activating both the innate immune system—natural killer (NK) cells, dendritic cells, and macrophages—and the adaptive immune system—B cells and T cells—in an orchestrated manner. The goal of this potentially best-in-class approach is to generate immunogenic cell death thereby eliminating rogue cells from the body whether they are cancerous or virally infected and to ultimately establish an “immunological memory” that confers long-term benefit for the patient.

Our business is based on the foundation of multiple platforms that collectively act on the entire immune response with the goal of targeted, durable, coordinated, and safe immunity against disease. These platforms and their associated product candidates are designed to overcome the limitations of the current standards of care in oncology and infectious disease, such as checkpoint inhibitors and antiretroviral therapies. We have established one of the most comprehensive portfolios of immunotherapy and vaccine platforms, which include:

We believe that our innovative approach to orchestrate and combine therapies for optimal immune system response will become a therapeutic foundation across multiple clinical indications. Although such designations may not lead to a faster development process or regulatory review and may not increase the likelihood that a product candidate will receive approval, Anktiva, our novel antibody cytokine fusion protein, has received Breakthrough Therapy and Fast Track designations in combination with BCG from the U.S. Food and Drug Administration (FDA) for bacillus Calmette-Guérin (BCG)-unresponsive non-muscle invasive bladder cancer (NMIBC) CIS. Based on the reported results of the trial, we have initiated discussions with the FDA to file a BLA for Anktiva (to be branded VesAnktiva for intravesical administration) plus BCG for BCG-unresponsive NMIBC CIS. Additionally, we believe data from multiple clinical trials indicates Anktiva has broad potential to enhance the activity of therapeutic mAbs, including checkpoint inhibitors (e.g., Keytruda®), across a wide range of tumor types.

Our platforms, which include 17 first-in-human therapeutic agents, are being studied in 26 actively recruiting clinical trials—17 of which are in Phase 2 or 3 development—across 13 indications in liquid and solid tumors, including bladder, pancreatic and lung cancers. These are among the most frequent and lethal cancer types for which there are high failure rates for existing standards of care or, in some cases, no available effective treatment. In infectious disease, our pipeline currently targets such pathogens as SARS-CoV-2 and HIV. We believe SARS-CoV-2 currently lacks a vaccine that provides long-term protection against the virus, particularly its variants, while HIV affects tens of millions of people globally and currently has no known cure.

We have established GMP manufacturing capacity at scale with cutting-edge cell manufacturing expertise and ready-to-scale facilities, as well as extensive and seasoned R&D, clinical trial, and regulatory operations and development teams.

Our Strategy

We seek to become the leading global immunological therapeutics company by creating the next generation of immunotherapies to address serious unmet needs within oncology and infectious diseases. To achieve this goal, the key elements of our strategy include:

•	advancing the approval and commercialization of our lead antibody cytokine fusion protein, Anktiva, as an integral component of immunotherapy combinations, including those with checkpoint inhibitors;

•	continuously scrutinizing our clinical pipeline and assessing our strategic priorities to maximize opportunities for regulatory approval and to meet unmet medical needs;

•	accelerating our immunotherapy platform and product candidates with registrational intent to address difficult-to-treat oncological and infectious disease indications;

•

continuing to prospect, license, and acquire technologies to complement and strengthen our platforms and product candidates, both as single agent and combination therapies, in order to activate and coordinate the innate and adaptive immune system to generate cellular memory against multiple tumor types and infectious diseases;

•

optimizing investment in our discovery, development, and manufacturing capabilities for our next-generation targeted antibody cytokine fusion proteins and vaccine candidates, as well as for cell therapies;

•	advancing our formulations and delivery mechanisms to make our promising biotechnology product candidates available to the broadest population possible; and

•	cultivating new and expanding existing collaborations for our multi-stage pipeline to efficiently scale globally.

Intellectual Property

For information related to our intellectual property please refer to our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 1, 2022 under the heading “Business—Intellectual Property.”

Employees

As of December 31, 2021 we had 587 employees. Personnel of related companies who provide corporate, general and administrative, manufacturing strategy, research and development, regulatory and clinical trial strategy and other support services under our shared services agreement with NantWorks are not included in this number. For additional information, please refer to “Note 9, Related Party Agreements,” of the “Notes to Consolidated Financial Statements” included in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 1, 2022. We believe our ability to successfully achieve our vision depends on how effectively we manage our growth. Our leadership is focused on continuing to implement and improve our management systems, recruit and train new employees and cultivate and retain our existing team members. Our employees are a highly unique group of individuals across our drug discovery, preclinical development, clinical operations, regulatory affairs, manufacturing and quality, and executive leadership teams with deep experience in biotech across a breadth of novel scientific areas. We offer competitive compensation and benefits to all employees, as well as a host of other programs that enhance employee well-being in and outside of the workplace. We believe we have a positive relationship with our employees, and none of our employees are represented by a labor union or covered by collective bargaining agreements.

Properties

For a description of our real properties please refer to our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 1, 2022 under the heading “Properties.”

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, as described under the caption “Incorporation of Certain Information by Reference” on page S-22 of this prospectus supplement.

Corporate Information

ImmunityBio, Inc. was established following a series of mergers and name changes. We were incorporated in Illinois on October 7, 2002 under the name ZelleRx Corporation. Our name was later changed to Conkwest, Inc., and we were reincorporated in the state of Delaware in March 2014. On July 10, 2015, we changed our name to NantKwest, Inc.

NantCell, LLC was originally organized as a Delaware limited liability company in November 2014. In April 2015, it was converted to a Delaware corporation, NantCell, Inc., and in May 2019 changed its name to ImmunityBio, Inc. (a private company).

On December 21, 2020, NantKwest, Inc. and ImmunityBio, Inc. entered into a merger agreement providing for the combination of the two companies, with NantKwest, Inc. being the surviving company which then changed its name to ImmunityBio, Inc. (and ImmunityBio, Inc., a private company, changed its name back to NantCell, Inc. and is now our wholly owned subsidiary). At the time, NantKwest, Inc. was an innovative, clinical-stage immunotherapy company focused on harnessing the power of the innate immune system to treat cancer and infectious diseases, and ImmunityBio, Inc. was a clinical-stage immunotherapy company developing next-generation therapies that drive immunogenic mechanisms for defeating cancer and infectious diseases, with an immunotherapy platform designed to activate both the innate and adaptive immune systems to create long-term “immunological memory.” We believe that the merger, which closed on March 9, 2021, combined two companies to create a clinical-stage biotechnology company developing next-generation therapies and vaccines that complement, harness, and amplify the immune system to defeat cancers and infectious diseases.

ImmunityBio is incorporated in Delaware and its principal executive offices are located in San Diego, California.

Our principal executive offices are located at 3530 John Hopkins Court, San Diego, California 92121. Our telephone number is (858) 633-0300. Our website address is https://www.immunitybio.com. Information contained on, or that can be accessed through, our website is not part of, and is not incorporated by reference into this prospectus supplement and you should not consider information on, or that can be accessed through, our website to be part of this prospectus supplement. Inclusion of our website address in this prospectus supplement is an inactive textual reference only. Investors should not rely on any such information in deciding whether to purchase our securities.

We use ImmunityBio, the ImmunityBio logo, and other marks as trademarks in the United States and other countries. This prospectus supplement, the accompanying prospectus and the other documents incorporated by reference contain references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus supplement, the accompanying prospectus and the other documents incorporated by reference, including logos, artwork, and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights, or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other entities’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other entity.

THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price up to $330,795,982.

Common stock to be outstanding after this offering	Up to 444,818,109 shares, assuming sales of 46,988,065 shares of our common stock in this offering at an offering price of $7.04 per share, the last reported sale price of our common stock on The Nasdaq Global Select Market on February 24, 2022. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of offering	“At-the-market” offering that may be made from time to time through our sales agent, Jefferies. See the section titled “Plan of Distribution”.

Use of proceeds	We intend to use the net proceeds from this offering, if any, together with other available funds, to progress our clinical development programs, fund other research and development activities, for capital expenditures and for other general corporate purposes. We may also use a portion of the net proceeds to license intellectual property or to make acquisitions or investments. See the section titled “Use of Proceeds” for a more complete description of the intended use of proceeds from this offering.

Dividend policy	We have never declared or paid any cash dividends on our capital stock. We currently intend to retain future earnings, if any, for the operation and expansion of our business and, therefore, we do not anticipate declaring or paying cash dividends in the foreseeable future. The payment of dividends will be at the discretion of our board of directors and will depend on our results of operations, capital requirements, financial condition, prospects, contractual arrangements, any limitations on payment of dividends present in any future debt agreements, and other factors that our board of directors may deem relevant.

Risk factors	Investing in our securities involves a high degree of risk. See the section titled “Risk Factors” and other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors that you should carefully read and consider before deciding to invest in our common stock.

Nasdaq Global Select Market symbol	“IBRX”

Outstanding Shares

The number of shares of common stock to be outstanding after this offering is based on 397,830,044 shares of common stock outstanding as of December 31, 2021 and excludes the following:

•	163,800 shares issued to GlobeImmune, Inc., our consolidated subsidiary, which are treated as treasury stock for purposes of U.S. generally accepted accounting principles;

•	4,124,930 shares of our common stock issuable upon exercise of options to purchase common stock that were outstanding as of December 31, 2021;

•	6,515,889 shares of our common stock issuable upon the vesting of restricted stock units that were outstanding as of December 31, 2021;

•	1,638,000 shares of our common stock subject to an outstanding warrant that will become exercisable if certain performance conditions are satisfied;

•

4,969,446 shares of our common stock reserved for future issuance under our 2015 Equity Incentive Plan (there are no shares of common stock available for future issuance under the 2014 Equity Incentive Plan) as of December 31, 2021;

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any shares of our common stock issuable to the former stockholders of Altor BioScience, LLC, or Altor, including Dr. Soon-Shiong, our Executive Chairman and Global Chief Scientific and Medical Officer, and certain of his affiliates, in satisfaction of an aggregate of approximately $300.6 million in contingent value rights, or CVRs, which such stockholders may choose to receive in shares of our common stock, upon successful approval of the Biologics License Application, or the BLA or foreign equivalent for Anktiva by December 31, 2022;

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any shares of our common stock issuable to the former stockholders of Altor, including Dr. Soon-Shiong and certain of his affiliates, in satisfaction of an aggregate of approximately $300.6 million in CVRs, which such stockholders may choose to receive in shares of our common stock, upon the first calendar year prior to December 31, 2026 in which worldwide net sales of Anktiva exceed $1.0 billion; and

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any shares of common stock that may be issued upon conversion of a $300.0 million promissory note due December 17, 2022, issued to Nant Capital, LLC, an affiliate of Dr. Soon-Shiong, for unpaid principal and interest at a conversion price of $5.67 per share of common stock (subject to appropriate adjustment from time to time for any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event), in the event of a default on the loan (as defined in the promissory note), including if we do not repay the loan at maturity, and if we elect, at our sole option, to settle outstanding principal and interest through conversion instead of payment in cash.

In addition, unless we specifically state otherwise, all information in this prospectus supplement assumes no exercise of outstanding stock options subsequent to December 31, 2021.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully, among other matters, the risks and uncertainties described under the heading “Risk Factors” on page 5 of the accompanying prospectus, and those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on March 1, 2022, which is incorporated herein by reference, and may be amended, updated, supplemented or superseded from time to time by annual, quarterly and other reports and documents we file with the SEC in the future and any prospectus supplement related to a particular offering.

The risks described in these documents are not the only ones we face. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could harm our future results. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Such risks may be amplified by the COVID-19 pandemic and its potential impact on our business and the global economy. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

Risks Relating to the Offering

We will need additional financing to fund our operations and complete the development and commercialization of our various product candidates, and if we are unable to obtain such financing when needed, or on acceptable terms, we may be unable to complete the development and commercialization of our product candidates.

The development of biopharmaceutical products, including conducting preclinical studies and clinical trials, is a very time-consuming, expensive and uncertain process that takes years to complete. Our operations have consumed substantial amounts of cash since inception. A significant portion of our funding had been in the form of promissory notes totaling $605.6 million in indebtedness (consisting of related-party promissory notes and accrued and unpaid interest, less unamortized debt issuance costs) as of December 31, 2021 held by entities affiliated with Dr. Soon-Shiong.

As of December 31, 2021, we held cash, cash equivalents and marketable securities totaling $317.9 million. We will need to obtain additional financing to fund our future operations, including completing the development and commercialization of our product candidates. Changing circumstances may cause us to increase our spending significantly faster than we currently anticipate and we may need to raise additional funds sooner than we presently anticipate. Moreover, research and development and our operating costs and fixed expenses such as rent and other contractual commitments, including those for our research collaborations, are substantial and are expected to increase in the future.

Unless and until we can generate a sufficient amount of revenues, we may finance future cash needs through public or private equity offerings, license agreements, debt financings, collaborations, strategic alliances and marketing or distribution arrangements. However, we may be unable to raise additional funds or enter into such other arrangements when needed on favorable terms, or at all.

To the extent that we raise additional capital through the sale of equity or equity-linked securities, including convertible debt, or through this at-the-market offering (the ATM) or other offerings, your ownership interest will be diluted, and the terms may include liquidation or other preferences that adversely affect your rights as a stockholder. The incurrence of additional indebtedness would result in increased fixed payment obligations and could involve certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. If we raise additional funds through strategic partnerships and alliances and licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies or product candidates, or grant licenses on terms unfavorable to us. We have no committed source of additional capital and if we are unable to raise additional capital in sufficient amounts or on terms acceptable to us, we may be required to delay or reduce the scope of or eliminate one or more of our research or development programs or our commercialization efforts. Our current license and collaboration agreements may also be terminated if we are unable to meet the payment obligations under those agreements. As a result, we may seek to access the public or private capital markets whenever conditions are favorable, even if we do not have an immediate need for additional capital at that time.

Our debt could adversely affect our cash flows and limit our flexibility to raise additional capital.

We have a significant amount of debt and may need to incur additional debt to support our growth. As of December 31, 2021, our indebtedness totals $605.6 million, (consisting of related-party promissory notes and accrued and unpaid interest, less unamortized debt issuance costs), held by entities affiliated with Dr. Soon-Shiong.

Our substantial amount of debt could have important consequences and could:

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require us to dedicate a substantial portion of our cash and cash equivalents to make interest and principal payments on our debt, reducing the availability of our cash and cash equivalents and cash flow from operations to fund future capital expenditures, working capital, execution of our strategy and other general corporate requirements;

•	increase our cost of borrowing and even limit our ability to access additional debt to fund future growth;

•	increase our vulnerability to general adverse economic and industry conditions and adverse changes in governmental regulations;

•	limit our flexibility in planning for, or reacting to, changes in our business and industry, which may place us at a disadvantage compared with our competitors; and

•	limit our ability to borrow additional funds, even when necessary to maintain adequate liquidity, which would also limit our ability to further expand our business.

The occurrence of any of the foregoing factors could have a material adverse effect on our business, results of operations and financial condition.

We may need to refinance a portion of our outstanding debt as it matures. In particular, we have a $300.0 million promissory note with an entity affiliated with Dr. Soon-Shiong that becomes due and payable on December 17, 2022. In the event of a default on the loan (as defined in the promissory note), including if we do not repay the loan at maturity, the company has the right, at its sole option, to convert the outstanding principal amount and accrued and unpaid interest due under this note into shares of the company’s common stock at a price equal to $5.67 per share. If we decide to convert this note into shares of common stock, it may be dilutive to our current stockholders. There can be no assurance that we can refinance this promissory note or what terms will be available in the market at the time of refinancing. Furthermore, if prevailing interest rates or other factors at the time of refinancing result in higher interest rates upon refinancing, then the interest expense relating to the refinanced indebtedness would increase. These risks could materially adversely affect our financial condition, cash flows and results of operations.

We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We cannot specify with certainty the particular uses of the net proceeds we will receive from this offering. Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in the section titled “Use of Proceeds.” We intend to use the net proceeds from this offering, if any, together with other available funds, to progress our clinical development programs, fund other research and development activities, for capital expenditures and for other general corporate purposes. We may also use a portion of the net proceeds to license intellectual property or to make acquisitions or investments. Our management may spend a portion or all of the net proceeds from this offering in ways that our stockholders may not desire or that may not yield a favorable return. The failure by our management to apply these funds effectively could harm our business, financial condition, results of operations and prospects. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

It is not possible to predict the actual number of shares we will sell under the sale agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the sale agreement and compliance with applicable law, we have the discretion to deliver instruction to the sale agent to sell shares of our common stock at any time throughout the term of the sale agreement. The number of shares that are sold through the sale agent after our instruction will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with the sale agent in any instruction to sell shares, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during this offering, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices and may therefor experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, subject to the final determination by our board of directors, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

You may experience future dilution as a result of future equity offerings.

We will require more capital to pursue our preclinical and clinical activities, regulatory approval and the commercialization of our products. In addition, we may also choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

We do not anticipate paying any cash dividends on our capital stock in the foreseeable future. Accordingly, stockholders must rely on capital appreciation, if any, for any return on their investment.

We have never declared nor paid cash dividends on our capital stock. We currently plan to retain all of our future earnings, if any, to finance the operation, development and growth of our business. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

You may experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

The price per share of our common stock being offered may be higher than the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 46,988,065 shares are sold at a price of $7.04 per share, the last reported sale price of our common stock on The Nasdaq Global Select Market on February 24, 2022, for aggregate proceeds of $330,795,982 in this offering, and after deducting commissions and estimated aggregate offering expenses payable by us, you will suffer immediate and substantial dilution of $6.87 per share, representing the difference between the as adjusted net tangible book value per share of our common stock as of December 31, 2021 after giving effect to this offering and the assumed offering price of $7.04 per share. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information and documents we incorporate herein and therein by reference, and any free writing prospectus that we have authorized for use in connection with this offering contain, and we may from time to time make, written or oral “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act, that are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained and incorporated by reference included in this prospectus and any prospectus supplement, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks, including business, regulatory, economic and competitive risks, uncertainties, contingencies, assumptions and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include, but are not limited to, those discussed elsewhere in this prospectus, the risks discussed in our other filings with the SEC and as set forth below.

These forward-looking statements include, but are not limited to:

•	our ability to develop next-generation therapies and vaccines that complement, harness, and amplify the immune system to defeat cancers and infectious diseases;

•	our ability to implement and support our SARS-CoV-2 (COVID-19) vaccine and therapeutic programs;

•	any impact of the coronavirus pandemic, or responses to the pandemic, on our business, clinical trials or personnel;

•	our expectations regarding the potential benefits of our strategy and technology;

•	our expectations regarding the operation of our product candidates and related benefits;

•	our ability to utilize multiple modes to induce cell death;

•	our beliefs regarding the benefits and perceived limitations of competing approaches, and the future of competing technologies and our industry;

•	details regarding our strategic vision and planned product candidate pipeline, including that we eventually plan to advance vaccines and therapies for virally-induced infectious diseases;

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our beliefs regarding the success, cost and timing of our product candidate development activities and current and future clinical trials and studies, including study design and the enrollment of patients;

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our expectations regarding our ability to utilize the Phase 1/2 aNK and haNK® clinical trials data to support the development of our product candidates, including our haNK, taNK, t-haNK™, MSC, and M-ceNK™ product candidates;

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our expectations regarding the development, application, commercialization, marketing, prospects and use generally of our product candidates, including Anktiva™, saRNA, hAd5 and yeast constructs, recombinant sub-unit proteins, endosomal delivery vector (EDV™) constructs, toll-like receptor-activating adjuvants, and aldoxorubicin;

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the timing or likelihood of regulatory filings or other actions and related regulatory authority responses, including any planned investigational new drug (IND), Biologics License Application (BLA) or New Drug Application (NDA) filings including, without limitation, the anticipated timing of filing a BLA for bacillus Calmette-Guérin (BCG)-unresponsive non-muscle invasive bladder cancer (NMIBC) carcinoma in situ (CIS) or pursuit of accelerated regulatory approval pathways or orphan drug status and Breakthrough Therapy designations;

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our ability to implement an integrated discovery ecosystem and the operation of that planned ecosystem, including being able to regularly add neoepitopes and subsequently formulate new product candidates;

•	the ability and willingness of strategic collaborators to share our vision and effectively work with us to achieve our goals;

•	the ability and willingness of various third parties to engage in research and development activities involving our product candidates, and our ability to leverage those activities;

•	our ability to attract additional third-party collaborators;

•	our expectations regarding the ease of administration associated with our product candidates;

•	our expectations regarding patient compatibility associated with our product candidates;

•	our beliefs regarding the potential markets for our product candidates and our ability to serve those markets;

•	our expectations regarding the timing of enrollment and submission of our clinical trials, and protocols related to such trials;

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our ability to produce an antibody cytokine fusion protein, a DNA, RNA, or recombinant protein vaccine, a toll-like receptor-activating adjuvant, an NK-cell therapy, or a damage-associated molecular patterns (DAMP) inducers;

•	our beliefs regarding the potential manufacturing and distribution benefits associated with our product candidates, and our ability to scale up the production of our product candidates;

•	our plans regarding our manufacturing facilities and our belief that our manufacturing is capable of being conducted in-house;

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our belief in the potential of our antibody cytokine fusion proteins, DNA, RNA or recombinant protein vaccines, toll-like receptor-activating adjuvants, NK-cell therapy, or DAMP inducers, and the fact that our business is based upon the success individually and collectively of these platforms;

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our belief regarding the magnitude or duration for additional clinical testing of our antibody cytokine fusion proteins, DNA, RNA or recombinant protein vaccines, toll-like receptor-activating adjuvants, NK-cell therapy, or DAMP inducers, along with other product candidate families;

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even if we successfully develop and commercialize specific product candidates like our Anktiva or PD-L1 t-haNK, our ability to develop and commercialize our other product candidates either alone or in combination with other therapeutic agents;

•	the ability to obtain and maintain regulatory approval of any of our product candidates, and any related restrictions, limitations and/or warnings in the label of any approved product candidate;

•	our ability to commercialize any approved products;

•	the rate and degree of market acceptance of any approved products;

•	our ability to attract and retain key personnel;

•	the accuracy of our estimates regarding our future revenue, as well as our future operating expenses, capital requirements and needs for additional financing;

•	our ability to obtain funding for our operations, including funding necessary to complete further development and any commercialization of our product candidates;

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our ability to obtain, maintain, protect and enforce intellectual property protection for our product candidates and technology and not infringe upon, misappropriate or otherwise violate the intellectual property of others;

•	the terms and conditions of licenses granted to us and our ability to license additional intellectual property relating to our product candidates and technology;

•	the impact on us, if any, if the contingent value rights (CVRs) held by former Altor BioScience Corporation (Altor) stockholders become due and payable in accordance with their terms;

•	regulatory developments in the United States (U.S.) and foreign countries; and

•	the timing of the development and commercialization of our product candidates.

In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “might,” “seek,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. Statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. We intend that such forward-looking statements be subject to the safe harbors created thereby. The sections in this prospectus supplement entitled “Risk Factors” and in the accompanying prospectus on page 5 “Risk Factors” and the risks discussed under the heading “Risk Factors” in including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed with the SEC on November 12, 2021, which are incorporated by reference in this prospectus as well as other disclosures included in this prospectus supplement or the accompanying prospectus, discuss some of the factors that could contribute to these differences.

These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance time frames or achievements to be materially different from any future results, performance, time frames or achievements expressed or implied by the forward-looking statements or, even if substantially realized, may not have the expected consequences to, or effects on, us. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should read carefully this prospectus supplement, the accompanying prospectus and any related free writing prospectuses that we have authorized for use in connection with this offering, together with the information incorporated herein and therein by reference as described in the section titled “Where You Can Find More Information,” completely and with the understanding that our actual future results may be materially different from what we expect. We hereby qualify all of our forward-looking statements by these cautionary statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate gross proceeds of up to $330,795,982 from time to time under this prospectus supplement and accompanying prospectus. Because there is no minimum offering amount required as a condition to close this offering, the actual total offering amount, commissions and proceeds to us, if any, are not determinable at this time. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the sale agreement as a source of financing.

We intend to use the net proceeds from this offering, if any, together with other available funds, to progress our clinical development programs, fund other research and development activities, for capital expenditures and for other general corporate purposes. We may also use a portion of the net proceeds to license intellectual property or to make acquisitions or investments. This expected use of our net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our product candidate development, the status of and results from clinical trials, as well as any collaborations that we may enter into with third parties for our product candidates, and any unforeseen cash needs. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. As a result, our management will retain broad discretion over the timing and allocation of our net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of our net proceeds from this offering. The timing and amount of our actual expenditures will be based on many factors, including: competitive and technological developments; the progress of our clinical trials; regulatory approval of our product candidates; costs to commercialize our product candidates if approved; the anticipated growth of our business; and a number of other factors, including those listed in the section titled “Risk Factors” and in the documents incorporated by reference herein. Pending these uses, we plan to invest these net proceeds primarily in investment grade short- to intermediate-term corporate debt securities, government-sponsored securities, and foreign government bonds. The goal with respect to the investment of these net proceeds is capital preservation and liquidity so that such funds are readily available to fund our operations.

We anticipate that we will be required to raise substantial additional capital to continue to fund the clinical development of our product candidates and commercialize approved products. We expect to seek to raise additional capital through additional public or private financings, which may be in the form of debt, equity, warrants, units or convertible securities.

DILUTION

If you invest in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share of our common stock after giving effect to this offering.

Our net tangible book value as of December 31, 2021 was $(245.3) million, or $(0.62) per share, based on the total number of common shares outstanding as of December 31, 2021. Net tangible book value per share is determined by subtracting our total liabilities from the total book value of our tangible assets and dividing the difference by the total number of common shares deemed to be outstanding at that date.

After giving effect to the assumed sale of 46,988,065 shares of common stock in the aggregate amount of $330,795,982 at an assumed public offering price of $7.04 per share, the last reported sale price of our common stock on February 24, 2022, and after deduction of commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2021 would have been approximately $77.7 million, or $0.17 per share. This represents an immediate increase in pro forma as adjusted net tangible book value of $0.79 per share to our existing stockholders and immediate dilution of $6.87 per share to new investors purchasing common stock in this offering.

The following table illustrates this dilution on a per share basis to new investors:

Assumed public offering price per share		$7.04
Net tangible book value per share as of December 31, 2021	$(0.62)
Increase in net tangible book value per share attributable to new investors purchasing shares in this offering	0.79

As adjusted net tangible book value per share after giving effect to this offering		0.17

Dilution per share to new investors participating in this offering		$6.87

We may also increase or decrease the aggregate dollar amount of shares we are offering from the amount set forth above. The information discussed above is illustrative only and will adjust based on the actual public offering price, the actual number of shares that we offer in this offering, and other terms of this offering determined at the time of each offer and sale.

The foregoing table and calculations are based on 397,830,044 shares of common stock outstanding as of December 31, 2021 and excludes the following:

•	163,800 shares issued to GlobeImmune, Inc., our consolidated subsidiary, which are treated as treasury stock for purposes of U.S. generally accepted accounting principles;

•	4,124,930 shares of our common stock issuable upon exercise of options to purchase common stock that were outstanding as of December 31, 2021;

•	6,515,889 shares of our common stock issuable upon the vesting of restricted stock units that were outstanding as of December 31, 2021;

•	1,638,000 shares of our common stock subject to an outstanding warrant that will become exercisable if certain performance conditions are satisfied;

•

4,969,446 shares of our common stock reserved for future issuance under our 2015 Equity Incentive Plan (there are no shares of common stock available for future issuance under the 2014 Equity Incentive Plan) as of December 31, 2021;

•

any shares of our common stock issuable to the former stockholders of Altor BioScience, LLC, or Altor, including Dr. Soon-Shiong, our Executive Chairman and Global Chief Scientific and Medical Officer, and certain of his affiliates, in satisfaction of an aggregate of approximately $300.6 million in contingent value rights, or CVRs, which such stockholders may choose to receive in shares of our common stock, upon successful approval of the Biologics License Application, or the BLA or foreign equivalent for Anktiva by December 31, 2022;

•

any shares of our common stock issuable to the former stockholders of Altor, including Dr. Soon-Shiong and certain of his affiliates, in satisfaction of an aggregate of approximately $300.6 million in CVRs, which such stockholders may choose to receive in shares of our common stock, upon the first calendar year prior to December 31, 2026 in which worldwide net sales of Anktiva exceed $1.0 billion; and

•

any shares of common stock that may be issued upon conversion of a $300.0 million promissory note due December 17, 2022, issued to Nant Capital, LLC, an affiliate of Dr. Soon-Shiong, at a conversion price of $5.67 per share of common stock (subject to appropriate adjustment from time to time for any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event), if we elect, at our sole option, to settle outstanding principal and interest through conversion instead of payment in cash.

In addition, unless we specifically state otherwise, all information in this prospectus supplement assumes no exercise of outstanding stock options subsequent to December 31, 2021.

PLAN OF DISTRIBUTION

We have entered into a sale agreement with Jefferies, under which we may offer and sell up to $500,000,000 of shares of our common stock from time to time through Jefferies acting as our sales agent, of which $169,204,018 have been previously sold, leaving $330,795,982 of shares in this offering.

Sales, if any, of shares of our common stock under the sale agreement may be made by any method permitted by law, including without limitation (i) by means of ordinary brokers’ transactions (whether or not solicited), (ii) to or through a market maker, (iii) directly on or through any national securities exchange or facility thereof, a trading facility of a national securities association, an alternative trading system, or any other market venue, (iv) in the over-the-counter market, (v) in privately negotiated transactions with our consent, (vi) block transactions or (vii) through a combination of any such method.

Each time we wish to issue and sell shares of our common stock under the sale agreement, we will notify the sales agent of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed the sales agent, unless the sales agent declines to accept the terms of such notice, the sales agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the sales agent under the sale agreement to sell shares of our common stock are subject to a number of conditions that we must meet. We or the sales agent may suspend the offering of shares of our common stock by notifying the other party.

The sale agreement also provides that we may also in the future enter into one or more terms agreements with the sales agent from time to time, on terms mutually satisfactory to us and the sales agent, to the extent we determine to sell shares of our common stock under the sale agreement directly to the sales agent as principal.

The settlement of sales of shares between the sales agent and us is generally anticipated to occur on the second trading day following the date on which the sale was made. Sales of shares of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the sales agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay the sales agent a commission rate of up to 3.0% of the aggregate gross proceeds we receive from each sale of shares of our common stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse the sales agent for certain specified expenses, including the fees and disbursements of its legal counsel, under certain circumstances.

We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to the sales agent under the terms of the sale agreement, will be approximately $275,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares. The sales agent will provide written confirmation to us before the open on The Nasdaq Global Select Market on the day following each day on which shares of our common stock are sold under the sale agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

In connection with the sale of shares of our common stock on our behalf, the sales agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the sales agent may be deemed to be underwriting commissions or discounts. We have agreed to indemnify the sales agent against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments the sales agent may be required to make in respect of such liabilities.

The offering of shares of our common stock pursuant to the sale agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the sale agreement and (ii) the termination of the sale agreement as permitted therein. The sales agent may terminate the sale agreement at any time upon prior notice. We may terminate the sale agreement at any time upon prior notice.

This summary of the material provisions of the sale agreement does not purport to be a complete statement of its terms and conditions. A copy of the sale agreement is filed as an exhibit to a current report on Form 8-K filed under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and incorporated by reference in this prospectus supplement.

The sales agent and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services it may in the future receive customary fees. In the course of its business, the sales agent may actively trade our securities for its own account or for the accounts of customers, and, accordingly, the sales agent may at any time hold long or short positions in such securities.

A prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by the sales agent, and the sales agent may distribute the prospectus supplement and the accompanying prospectus electronically.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, San Diego, California. Davis, Polk & Wardwell LLP, Menlo Park, California is representing the sales agent in connection with the offering.

EXPERTS

The consolidated financial statements of ImmunityBio, Inc. appearing in ImmunityBio, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2021, and the effectiveness of ImmunityBio, Inc.’s internal control over financial reporting as of December 31, 2021 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, of which this prospectus supplement forms a part. Our SEC filings are available to the public over the Internet at the SEC’s website at https://www.sec.gov. In addition, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a), 14 or 15(d) of the Exchange Act can also be accessed free of charge through our website located at https://www.immunitybio.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address and the SEC website address in this prospectus are inactive textual references only. Information contained on our website is not part of this prospectus.

This prospectus supplement and any accompanying prospectus are part of a registration statement on Form S-3 that we have filed with the SEC and do not contain all the information we have included in the registration statement and the accompanying exhibits and schedules we have filed with the SEC. Documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus supplement or any accompanying prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the registration statement, exhibits and schedules for a more complete description about us and the securities.

You should rely only on the information provided in, and incorporated by reference in, this prospectus supplement and the accompanying prospectus and the registration statement. We have not authorized anyone else to provide you with different information. Our securities are not being offered in any state where the offer is not permitted. The information contained in documents that are incorporated by reference in this prospectus supplement is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. You should read the information incorporated by reference because it is an important part of this prospectus supplement. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or replaces that statement.

We incorporate by reference the following information or documents that we have filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 1, 2022; and

•	our Current Reports on Form 8-K filed with the SEC on January 12, 2022 (excluding information furnished thereunder) and February 15, 2022 (excluding information furnished thereunder).

We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus supplement is deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus supplement may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus supplement. You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement or the date of the documents incorporated by reference in this prospectus supplement.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus supplement, but not delivered with the prospectus supplement, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement incorporates.

Requests for such documents should be directed to:

ImmunityBio, Inc.

Attn: Investor Relations

3530 John Hopkins Court

San Diego, CA 92121

(858) 633-0300

You may also access the documents incorporated by reference in this prospectus supplement through our website at www.immunitybio.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus supplement or the registration statement of which it forms a part. Inclusion of our website address in this prospectus supplement is an inactive textual reference only.

Up to $330,795,982

ImmunityBio, Inc.

Common Stock

PROSPECTUS SUPPLEMENT

Jefferies

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following are the categories of expenses to be incurred in connection with the issuance and distribution of the securities registered under this registration statement, other than underwriting discounts and commissions. Actual amounts will be provided in the applicable prospectus supplement.

	Amount to be Paid
SEC registration fee	$30,664.79
Printing costs	10,000.00
Legal fees and expenses	150,000.00
Accounting fees and expenses	75,000.00
Transfer agent’s and trustee’s fees and expenses	5,000.00
Miscellaneous	4,335.21

Total	$275,000.00	(1)

(1)	Many of these expenses were paid in connection with the filing of the Registration Statement on S-3ASR (File No. 333-255699) by the Company on April 30, 2021.

Item 15. Indemnification of Directors and Officers

The Registrant’s amended and restated certificate of incorporation, as amended contains provisions that eliminate, to the maximum extent permitted by the General Corporation Law of the State of Delaware, the personal liability of the Registrant’s directors and executive officers for monetary damages for breach of their fiduciary duties as directors or officers. The Registrant’s amended and restated certificate of incorporation and amended and restated bylaws provide that the Registrant must indemnify its directors and executive officers and may indemnify its employees and other agents to the fullest extent permitted by the General Corporation Law of the State of Delaware.

Sections 145 and 102(b)(7) of the General Corporation Law of the State of Delaware provide that a corporation may indemnify any person made a party to an action by reason of the fact that he or she was a director, executive officer, employee or agent of the corporation or is or was serving at the request of a corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation.

The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in its amended and restated certificate of incorporation and amended and restated bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

The Registrant has purchased and intends to maintain insurance on behalf of any person who is or was a director or officer of the Registrant against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

See also the undertakings set out in response to Item 17 herein.

Item 16. Exhibits

(a) Exhibits. The following exhibits are filed herewith or incorporated herein by reference:

		Incorporated by Reference
Exhibit Number	Exhibit Title	Form	File No.	Exhibit	Filing Date

1.1*	Form of Underwriting Agreement.

1.2	Open Market Sale Agreement, dated April 30, 2021, by and between ImmunityBio, Inc. and Jefferies LLC.	8-K	001-37507	10.1	May 3, 2021

3.1	Amended and Restated Certificate of Incorporation of ImmunityBio, Inc.	8-K	001-37507	3.1	August 4, 2015

3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of ImmunityBio, Inc.	8-K	001-37507	3.1	March 10, 2021

3.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation of ImmunityBio, Inc. dated February 1, 2022.	POSASR	333-255699	3.3	March 1, 2022

3.4	Amended and Restated Bylaws of ImmunityBio, Inc.	10-Q	001-37507	3.2	August 12, 2021

4.1	Nominating Agreement by and between the Registrant and Cambridge Equities, LP, dated June 18, 2015.	S-1	333-205124	4.1	June 19, 2015

4.2	Registration Rights Agreement by and between the Registrant and Cambridge Equities LP, dated December 23, 2014.	S-1	333-205124	4.3	June 19, 2015

4.3	Voting Agreement, dated as of December 21, 2020, by and among ImmunityBio, Inc., NantKwest, Inc., and the NantKwest, Inc. stockholders party thereto.	8-K	001-37507	10.1	December 22, 2020

4.4	Voting Agreement, dated as of December 21, 2020, by and among NantKwest, Inc., ImmunityBio, Inc. and the ImmunityBio, Inc. stockholders party thereto.	8-K	001-37507	10.2	December 22, 2020

4.5*	Form of Certificate of Designation.

4.6	Specimen Common Stock Certificate.	S-8 POS	333-252232	4.1	May 21, 2021

4.7*	Form of Preferred Stock Certificate.

4.8	Form of Indenture.	S-3	333-233434	4.6	August 23, 2019

4.9	Form of Debt Security (included in Exhibit 4.8).

4.10*	Form of Warrant.

4.11*	Form of Warrant Agreement.

4.12*	Form of Unit Agreement.

Incorporated by Reference
Exhibit Number	Exhibit Title	Form	File No.	Exhibit	Filing Date

5.1**	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1**	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

24.1	Power of Attorney (see signature page to the original filing of this registration statement).

25.1***	Form T-1 Statement of Eligibility of Trustee for Indenture under the Trust Indenture Act of 1939.

*	To be filed, if necessary, by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended and incorporated herein by reference.
**	Filed herewith.
***	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939 under the electronic form type “305B2.”

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to the effective date;

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on March 4, 2022.

IMMUNITYBIO, INC.

By:	/s/ Richard Adcock
Richard Adcock
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Richard Adcock Richard Adcock	Chief Executive Officer, President and Director (Principal Executive Officer)	March 4, 2022

/s/ David C. Sachs David C. Sachs	Chief Financial Officer (Principal Financial Officer)	March 4, 2022

/s/ Regan J. Lauer Regan J. Lauer	Chief Accounting Officer (Principal Accounting Officer)	March 4, 2022

* Patrick Soon-Shiong	Global Chief Scientific and Medical Officer and Executive Chairman of the Board of Directors	March 4, 2022

* Barry J. Simon	Chief Corporate Affairs Officer and Director	March 4, 2022

* Michael D. Blaszyk	Director	March 4, 2022

* John Owen Brennan	Director	March 4, 2022

* Wesley Clark	Director	March 4, 2022

* Cheryl L. Cohen	Director	March 4, 2022

* Linda Maxwell	Director	March 4, 2022

* Christobel Selecky	Director	March 4, 2022

* By:	/s/ Richard Adcock
Richard Adcock
Attorney-in-Fact